As filed with the Securities and Exchange Commission on October 5, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FaZe Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-2081659
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

720 N. Cahuenga Blvd. Los Angeles, CA	90038
(Address of principal executive offices)	(Zip code)

FaZe Holdings Inc. 2022 Omnibus Incentive Plan

FaZe Holdings Inc. 2022 Employee Stock Purchase Plan

FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan

(Full title of the plans)

Tammy Brandt, Esq.

Chief Legal Officer

FaZe Holdings Inc.

720 N. Cahuenga Blvd.

Los Angeles, California 90038

Telephone: (818) 688-6373

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Kaufmann Belkhayat, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

One Manhattan West

New York, New York 10001-8602

Telephone: (212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) covers the registration of (i) 12,358,689 shares of common stock, $0.0001 par value per share (the “Common Stock”), of FaZe Holdings Inc., a Delaware corporation (the “Company”), reserved for issuance pursuant to awards that may be granted under the FaZe Holdings Inc. 2022 Omnibus Incentive Plan (the “OIP”), (ii) 1,791,416 shares of Common Stock reserved for purchase under the FaZe Holdings Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), (iii) 9,767,646 shares of Common Stock issuable upon the exercise of stock options originally granted under the FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan (the “Legacy FaZe Plan”), and (iv) 391,646 shares of Common Stock subject to restricted stock awards originally granted under the Legacy FaZe Plan.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8. This Reoffer Prospectus may be used for the reoffer and resale of Common Stock on a continuous or delayed basis that may be deemed to be “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to certain of our executive officers identified in the Reoffer Prospectus. The number of shares of Common Stock included in the Reoffer Prospectus represents Common Stock issuable to the selling stockholders pursuant to the OIP, ESPP and the Legacy FaZe Plan, including restricted shares, restricted stock units and stock options, granted to the selling stockholders and does not necessarily represent a present intention to sell any or all such shares of Common Stock. The number of shares of Common Stock to be offered or resold by means of the Reoffer Prospectus by each selling stockholder, and any other person with whom such stockholder is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of the Registration Statement will be sent or given to the participants as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 of Part I is included in documents that will be delivered to participants in the plans covered by this Registration Statement pursuant to Rule 428(b) under the Securities Act. In accordance with the rules and regulations of the SEC and the instructions to Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

I-1

FAZE HOLDINGS INC.

10,159,292 Shares of Common Stock Offered by Selling Stockholders

This reoffer prospectus (“Reoffer Prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this Reoffer Prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 10,159,292 shares of Common Stock, par value of $0.0001 per share (the “Common Stock”), of FaZe Holdings Inc., a Delaware corporation (the “Company”). If, subsequent to the date of this Reoffer Prospectus, we grant or deliver additional shares of Common Stock to the Selling Stockholders or to other affiliates under the FaZe Holdings Inc. 2022 Omnibus Incentive Plan (the “OIP”), the FaZe Holdings Inc. 2022 Employee Stock Purchase Plan (the “ESPP”) or the FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan (the “Legacy FaZe Plan”, and together with the OIP and the ESPP, the “Equity Plans”), we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the number of shares to be reoffered by them under the Equity Plans. We are not offering any shares of Common Stock and will not receive any proceeds from the sale of shares of Common Stock by the Selling Stockholders pursuant to this Reoffer Prospectus. The Selling Stockholders are certain of our employees, certain of whom may be considered an “affiliate” of the Company (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)).

Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the Common Stock, we will name them and describe their compensation in a prospectus supplement. The Common Stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer shares of Common Stock for sale. The Selling Stockholders may sell any, all or none of the shares of Common Stock offered by this Reoffer Prospectus. See “Plan of Distribution” beginning on page 11 for more information about how the Selling Stockholders may sell or dispose of the shares of Common Stock covered by this Reoffer Prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

Shares of Common Stock that will be issued pursuant to restricted stock awards, restricted stock units and stock options granted to Selling Stockholders will be “control securities” under the Securities Act before their sale under this Reoffer Prospectus. This Reoffer Prospectus has been prepared for the purposes of registering the shares of Common Stock under the Securities Act to allow for future sales by Selling Stockholders on a continuous or delayed basis to the public without restriction, provided that the number of shares of Common Stock to be offered or resold under this Reoffer Prospectus by each Selling Stockholder or other person with whom he, she or they are acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

The Common Stock is currently listed on the Nasdaq Stock Market (“Nasdaq”) and traded under the symbol “FAZE.” On October 4, 2022, the last reported sales price of the Common Stock on Nasdaq was $4.96 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Reoffer Prospectus and for future filings.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 7 OF THIS REOFFER PROSPECTUS, AND SUCH RISKS AND THE “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS” ON PAGE 4 OF THIS REOFFER PROSPECTUS SHOULD BE REVIEWED CAREFULLY.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this Reoffer Prospectus or determined if this Reoffer Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Reoffer Prospectus is October 5, 2022

You should rely only on the information contained in this Reoffer Prospectus. No one has been authorized to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this Reoffer Prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about, and to observe, any restrictions relating to this offering and the distribution of this Reoffer Prospectus.

i

ABOUT THIS REOFFER PROSPECTUS

This Reoffer Prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this Reoffer Prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, and in particular the periodic and current reporting documents we file with the SEC. This Reoffer Prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

This Reoffer Prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this Reoffer Prospectus is accurate as of any date other than that date or as of any earlier date specified, including in any information incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-8 (the “Registration Statement”), including exhibits, under the Securities Act, with respect to the Common Stock offered by this Reoffer Prospectus. This Reoffer Prospectus does not contain all of the information included in the Registration Statement. For further information pertaining to us and our securities, you should refer to the Registration Statement and its exhibits.

In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.fazeclan.com. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Except for the SEC filings expressly incorporated by reference under “Incorporation of Certain Information by Reference” in this Reoffer Prospectus, information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this Reoffer Prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, previously filed by the Company with the SEC, are incorporated by reference in the Registration Statement of which this Reoffer Prospectus forms a part:

(a) The Company’s prospectus filed on October 3, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-266435);

(b) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed on March 7, 2022;

(c) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed on May  16, 2022 and August 15, 2022, respectively;

(d) The Company’s Current Reports on Form 8-K filed on February  18, 2022, March  10, 2022, July  15, 2022, July  22, 2022, August  16, 2022 and August 30, 2022 (other than portions of those documents not deemed to be filed per the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

(e) The description of the Common Stock contained in Amendment No.  3 to the Company’s Registration Statement on Form S-1/A, filed on September  27, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of the Registration Statement of which this Reoffer Prospectus forms a part and prior to the filing of a post-effective amendment to the Registration Statement of which this Reoffer Prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Reoffer Prospectus and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Reoffer Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Reoffer Prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this Reoffer Prospectus but not delivered with this Reoffer Prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this Reoffer Prospectus incorporates. Documents incorporated by reference in this Reoffer Prospectus may be obtained by requesting them in writing or by telephone from us at:

FaZe Holdings Inc.

720 N. Cahuenga Blvd.

Los Angeles, CA 90038

Telephone: (818) 688-6373

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Reoffer Prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Reoffer Prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “strategy,” “future,” “opportunity,” “may,” “target,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements include, without limitation, our expectations concerning the outlook for our business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations.

Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:

•

the incurrence of significant costs in connection with and following the July 19, 2022 business combination (the “Business Combination”) pursuant to that certain Merger Agreement dated as of October 24, 2021 and amended on December 29, 2021 and March 10, 2022, by and among B. Riley Principal 150 Merger Corp., BRPM Merger Sub, Inc. and FaZe Clan, Inc., including unexpected costs or expenses;

•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•

potential litigation or conflicts relating to the Business Combination, and litigation and regulatory proceedings relating to our business, including the ability to adequately protect our intellectual property rights;

•	our limited operating history and uncertain future prospects and rate of growth due to our limited operating history, including our ability to implement business plans and other expectations;

•	our ability to continue to monetize our platform;

•	our ability to grow market share in our existing markets or any new markets we may enter;

•	our ability to maintain and grow the strength of our brand reputation;

•	our ability to manage our growth effectively;

•	our ability to retain existing and attract new Esports professionals, content creators and influencers;

•	our success in retaining or recruiting, or changes required in, our officers, directors and other key employees or independent contractors;

•

our ability to maintain and strengthen our community of brand partners, engaged consumers, content creators, influencers and Esports professionals, and the success of our strategic relationships with these and other third parties;

•	our ability to effectively compete within the online entertainment industry, as well as the broader entertainment industry;

•	our reliance on the internet and various third-party mass media platforms;

•	risks related to data security and privacy, including the risk of cyber-attacks or other security incidents;

•	risks resulting from our global operations;

•	our ability to maintain the listing of our Common Stock and warrants on Nasdaq;

•	our securities’ potential liquidity and trading, including that the price of our securities may be volatile;

•	future issuances, sales or resales of our securities;

•	the grant and future exercise of registration rights;

•	our ability to secure future financing, if needed, and our ability to repay any future indebtedness when due;

•	the impact of the COVID-19 pandemic;

•	the impact of the regulatory environment in our industry and complexities with compliance related to such environment, including our ability to comply with complex regulatory requirements;

•	our ability to maintain an effective system of internal controls over financial reporting;

•	our ability to respond to general economic conditions, including market interest rates;

•	changes to accounting principles and guidelines; and

•	other factors detailed under the section entitled “Risk Factors.”

We caution you not to rely on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this Reoffer Prospectus. Forward-looking statements are not guarantees of performance. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” of this Reoffer Prospectus. Other sections of this Reoffer Prospectus describe additional factors that could adversely affect our business, financial condition or results of operations. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can we assess the impact of all such risk factors on our business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, including with respect to COVID-19, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. In the event that any forward-looking statement is updated, no inference should be made that we will make additional updates with respect to that statement, related matters, or any other forward-looking statements except to the extent required by law. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear in our public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information.”

SUMMARY OF THE PROSPECTUS

This Reoffer Prospectus is part of the Registration Statement that we filed with the SEC. We have provided to you in this Reoffer Prospectus a general description of the Selling Stockholders and the distribution of the shares of Common Stock. To the extent there is a conflict between the information contained in this Reoffer Prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the Registration Statement of which this Reoffer Prospectus forms a part includes additional information not contained in this Reoffer Prospectus. You may read the Registration Statement and the other reports we file with the SEC at the SEC’s website or at our website as described above under the heading “Incorporation of Certain Information by Reference.”

As used in this Reoffer Prospectus, unless the context otherwise requires or indicates, references to “we,” “us,” “our,” and the “Company” refer to FaZe Holdings Inc.

Company Overview

FaZe Holdings Inc. (Nasdaq: FAZE) is a digital-native lifestyle and media platform rooted in gaming and youth culture, reimagining traditional entertainment for the next generation. Founded in 2010 by a group of kids on the internet, FaZe was created for and by Gen Z and Millennials, and today operates across multiple verticals with transformative content, tier-one brand partnerships, a collective of notable talent, and fashion and consumer products. With a total reach of approximately 500 million followers across social platforms globally as of June 30, 2022, FaZe delivers a wide variety of entertainment spanning video blogs, lifestyle and branded content, gaming highlights and live streams of highly competitive gaming tournaments. FaZe’s roster of more than 85 influential personalities consists of engaging content creators, esports professionals, world-class gamers and a mix of talent who go beyond the world of gaming.

The Offering

This Reoffer Prospectus relates to the offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of up to 10,159,292 shares of Common Stock. If, subsequent to the date of this Reoffer Prospectus, we grant additional shares of Common Stock to the Selling Stockholders or to other affiliates under the Equity Plans, we may supplement this Reoffer Prospectus to reflect such additional shares to the Selling Stockholders and/or the names of such affiliates and the number of shares to be reoffered by them under the Equity Plans. Subject to the satisfaction of any conditions to vesting of the shares of Common Stock offered hereby pursuant to the terms of the relevant award agreements, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

Investing in shares of the Common Stock involves a high degree of risk. Investors should carefully consider the risks we have described under “Risk Factors” in our prospectus filed on October 3, 2022 pursuant to Rule 424(b) under the Securities Act, relating to our Registration Statement on Form S-1, as amended (File No. 333-266435), together with all the other information appearing in or incorporated by reference into this Reoffer Prospectus, before deciding to invest in the Common Stock. If any of the events or developments we have described occur, our business, financial condition, or results of operations could be materially or adversely affected. As a result, the market price of the Common Stock could decline, and investors could lose all or part of their investment. The risks and uncertainties we have described are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares of Common Stock, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of the Common Stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of Common Stock by the Selling Stockholders. We will not receive any proceeds from the resale of the shares of the Common Stock by the Selling Stockholders.

The table below sets forth, as of September 15, 2022 (the “Determination Date”): (i) the name of each person who is offering the resale of shares of Common Stock by this Reoffer Prospectus; (ii) the number of shares of Common Stock that each Selling Stockholder may offer for sale from time to time pursuant to this Reoffer Prospectus, whether or not such Selling Stockholder has a present intention to do so; and (iii) the number of shares (and the percentage, if 1% or more) of Common Stock each person will own after the offering, assuming they sell all of the shares offered. Unless otherwise indicated, beneficial ownership is direct and the person indicated has sole voting and investment power. Unless otherwise indicated, the address for each Selling Stockholder listed in the table below is c/o FaZe Holdings Inc., 720 N. Cahuenga Blvd., Los Angeles, CA 90038.

The Selling Stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares of Common Stock since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the Selling Stockholders may change from time to time and, if necessary, we will amend or supplement this Reoffer Prospectus accordingly. We cannot give an estimate as to the number of shares of Common Stock that will actually be held by the Selling Stockholders upon termination of this offering because the Selling Stockholders may offer some or all of their shares of Common Stock under the offering contemplated by this Reoffer Prospectus or acquire additional shares of Common Stock. The total number of shares of Common Stock that may be sold hereunder will not exceed the number of shares of Common Stock offered hereby. Please read the section entitled “Plan of Distribution” in this Reoffer Prospectus.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
Ben Gordon	64,898	64,898	—	—
Julia Handra	1,723	1,723	—	—
Brittany Le	1,522	1,522	—	—
Rich Flier	237,861	237,861	—	—

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
Spencer Sherman	59,487	59,487	—	—
Jennie Parungao	47,696	47,696	—	—
Adam Bauer	118,577	118,577	—	—
Matt Augustin	4,740	4,740	—	—
Clara Gardasevich	2,379	2,379	—	—
Ryan Greene	2,385	2,385	—	—
Bill McCullough	236,978	236,978	—	—
Nic Gibbs	71,040	71,040	—	—
Stash Solinski	23,671	23,671	—	—
Soben Phy	5,666	5,666	—	—
Shawn Clark-Dougherty	3,252	3,252	—	—
Muj Fricke	11,871	11,871	—	—
Randy Baptista	989	989	—	—
Joel De La Cruz	1,331	1,331	—	—
Rita McMillin	2,387	2,387	—	—
Ariel Zengotita	2,379	2,379	—	—
Kirstie Zengotita	2,379	2,379	—	—
Philip Gerads	2,396	2,396	—	—
Joseph Martin	2,368	2,368	—	—
Timothy Hsiao	2,369	2,369	—	—
Addison Dailey	2,370	2,370	—	—
Stephen Heo	2,370	2,370	—	—
Million Dessie	2,367	2,367	—	—
Patrick Debiniski	2,366	2,366	—	—
Darren Yan	239,098	239,098	—	—
Vera Salamone	179,721	179,721	—	—
Taav Cooperman	119,681	119,681	—	—
Nik Jayaram	53,665	53,665	—	—
Griffin Hadley	23,901	23,901	—	—

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
Brandon Dalton	11,911	11,911	—	—
Stephanie Lechman	3,393	3,393	—	—
Kyle Rooney	2,375	2,375	—	—
Spencer Held	1,770	1,770	—	—
Stephanie Mermigas	23,795	23,795	—	—
Alyson Yamauchi	23,698	23,698	—	—
Derek Chestnut	119,814	119,814	—	—
Mohammad Abdelfattah	35,851	35,851	—	—
Meredith Shiney	4,761	4,761	—	—
Jared Richardson	2,375	2,375	—	—
Ruben Morales	647	647	—	—
Sergey Mukhamedianov	59,487	59,487	—	—
Eddie Han	35,944	35,944	—	—
Jerry Peralte	1,347	1,347	—	—
Rana Kaplan	179,721	179,721	—	—
Karen Kim	2,391	2,391	—	—
Xavier Ramos	179,058	179,058	—	—
Brooke Grant	119,505	119,505	—	—
Robert Wolfe	1,472	1,472	—	—
Stephen Simadibrata	2,367	2,367	—	—
Laura Ryk	4,734	4,734	—	—
Erick Rodriguez	4,734	4,734	—	—
Kaniaka Ashford	2,367	2,367	—	—
Miguel Rosales	2,367	2,367	—	—
Chelsey Northern	118,886	118,886	—	—
Chloe Snyder	4,734	4,734	—	—
Erik Anderson	418,598	418,598	—	—
Luke Dainton	11,981	11,981	—	—
Ivan Roichman	11,981	11,981	—	—

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
Andrew Ziedins	5,964	5,964	—	—
Dom Chotivanich	4,741	4,741	—	—
Robert Dahlstrom	35,944	35,944	—	—
Allen Shvarts	11,831	11,831	—	—
Javier Orozco	2,365	2,365	—	—
Ilina Rulsky	2,365	2,365	—	—
Brandon Jackson	117,694	117,694	—	—
Danny Sung	118,224	118,224	—	—
Anthony Gaffney	2,364	2,364	—	—
Hubrick Limited	359,442	359,442	—	—
Brian Awadis	718,884	718,884	—	—
Nick Kolcheff	250,589	250,589	—	—
Lucas Mosing	191,702	191,702	—	—
Jason McAllister	143,777	143,777	—	—
Mike Novogratz	47,413	47,413	—	—
Sam Englebardt	2,370	2,370	—	—
Alex Prynkiweicz	477,136	477,136	—	—
Justin Kenna	239,628	239,628	—	—
Philip Gordon	1,653,865	1,653,865	—	—
Jaci Hays	654,361	654,361	—	—
Jakob Swaerden	381,991	381,991	—	—
Nikan Nakimkah	118,931	118,931	—	—
Sabastian Diamond	681,671	681,671	—	—
Devin Magee	11,769	11,769	—	—
Kieran Magee	11,769	11,769	—	—
Garret Underhill	17,654	17,654	—	—
John Joseph Cizek III	35,308	35,308	—	—
Curtis Henke	11,769	11,769	—	—
Mohammed Eid	11,769	11,769	—	—

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
Tyler Noble	11,769	11,769	—	—
Austin Gwidt	11,981	11,981	—	—
Patric Bragaru	35,308	35,308	—	—
Cameron Spector	23,539	23,539	—	—
Kerry Nguyen	11,769	11,769	—	—
Hayden Eller	11,769	11,769	—	—
Austin Pamajewon	35,591	35,591	—	—
Franco Sicilia	23,786	23,786	—	—
Luke Sharretts	11,769	11,769	—	—
Kris Lamberson	117,694	117,694	—	—
Josue Burgos	35,308	35,308	—	—
Marc Kavtelishvilli	11,769	11,769	—	—
Talal Almalki	11,769	11,769	—	—
Ean Chase	11,769	11,769	—	—
Jordan Cox	11,769	11,769	—	—
Dante Santana	11,769	11,769	—	—
Daniel Paul Walsh	11,769	11,769	—	—
Noam Elie Ackenine	11,769	11,769	—	—
Kyle Jackson	23,539	23,539	—	—
Nate Hill	35,308	35,308	—	—
Mike Mezzatesta	11,769	11,769	—	—
Ricardo Ramos	2,354	2,354	—	—
Pedro Miguel Coimbra	2,354	2,354	—	—
Mick Millar	2,354	2,354	—	—
Larry Edward Darr III	2,354	2,354	—	—
Jeremy Mink	2,354	2,354	—	—
Isiah Ocasio-Pantoja	2,354	2,354	—	—
Brian Joo	2,354	2,354	—	—
Ted Marks	23,539	23,539	—	—

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to this Offering(1)	Shares of Common Stock Offered for Resale in this Offering(2)	Shares of Common Stock Beneficially Owned After this Offering(3)	Percentage of Common Stock Beneficially Owned After this Offering(1)(3)
Eric Almburg	11,769	11,769	—	—
Jack Coston	2,354	2,354	—	—
Casey Swanson	2,354	2,354	—	—
Eric Rivera	11,769	11,769	—	—
Ben Christensen	11,769	11,769	—	—
Jeffersen Emann	11,769	11,769	—	—
Kyler Murray	53,342	53,342	—	—
Miles McCollum	102,267	102,267	—	—
Cordell Broadus	31,501	31,501	—	—
Kiari Cephus p/k/a Offset	145,862	145,862	—	—

*	Less than 1%
(1)

Beneficial ownership and the percentage of Common Stock beneficially owned is computed on the basis of 72,506,839 shares of Common Stock outstanding as of the Determination Date and determined in accordance with the rules and regulations of the SEC.

(2)

Includes Common Stock issuable upon settlement of restricted stock awards and restricted stock units, and the exercise of stock options, including those that will vest more than 60 days from the Determination Date.

(3)

Assumes that all of the shares of Common Stock held by each Selling Stockholder and being offered under this Reoffer Prospectus are sold, and that no Selling Stockholder will acquire additional shares of Common Stock before the completion of this offering.

PLAN OF DISTRIBUTION

The shares of Common Stock covered by this Reoffer Prospectus are being registered by the Company for the account of the Selling Stockholders. The shares of Common Stock offered may be sold from time to time directly by or on behalf of each Selling Stockholder in one or more transactions on the Nasdaq or any other stock exchange on which the shares of Common Stock may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of Common Stock covered by this Reoffer Prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. Such underwriters or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Stockholders and/or purchasers of the shares or both. Such compensation as to a particular underwriter, broker or dealer may be in excess of customary commissions. The number of shares of Common Stock to be reoffered or resold under the Reoffer Prospectus by each Selling Stockholder and any other person with whom he, she or they is acting in concert for the purpose of selling shares of Common Stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

In connection with their sales, a Selling Stockholder and any participating underwriter or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act. We are bearing all costs relating to the registration of the shares of Common Stock. Any commissions or other fees payable to underwriters or dealers in connection with any sale of the shares will be borne by the Selling Stockholders or other party selling such shares. Sales of the shares of Common Stock must be made by the Selling Stockholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act. In addition to any shares sold hereunder, Selling Stockholders may sell shares of Common Stock in compliance with Rule 144, if available. There is no assurance that the Selling Stockholders will sell all or a portion of the shares of Common Stock offered hereby. The Selling Stockholders may agree to indemnify any underwriter, broker, dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities in connection with the offering of the shares of Common Stock arising under the Securities Act. We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Common Stock.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock and activities of the Selling Stockholders, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in passive market-making activities with respect to the shares of Common Stock. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of shares of Common Stock in the secondary market. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

Once sold under the registration statement of which this Reoffer Prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The financial statements of B. Riley Principal 150 Merger Corp. as of December 31, 2021 and 2020, and for the year ended December 31, 2021 and for the period from June 19, 2020 (inception) through December 31, 2020, incorporated by reference in this Reoffer Prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of B. Riley Principal 150 Merger Corp. to continue as a going concern as described in Notes 1 and 3 to the financial statements), and are incorporated herein in reliance on such report given on the authority of such firm as experts in auditing and accounting.

The consolidated financial statements of FaZe Clan Inc. prior to the closing date of July 19, 2022 as of December 31, 2021 and 2020 and for the two years then ended, included in this Reoffer Prospectus, which are referred to and made part of this Reoffer Prospectus and registration statement, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of FaZe Clan, Inc. to continue as a going concern as described in Note 14 to the financial statements), and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Company with the SEC, are incorporated by reference in this Registration Statement:

(a) the Company’s prospectus filed on October 3, 2022 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1 as amended (File No. 333-266435), which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

(b) The Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2021, filed on March 7, 2022;

(c) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2022 and June 30, 2022, filed on May  16, 2022 and August 15, 2022, respectively;

(d) The Company’s Current Reports on Form 8-K filed on February  18, 2022, March  10, 2022, July  15, 2022, July  22, 2022, August  16, 2022 and August 30, 2022 (other than portions of those documents not deemed to be filed per the rules promulgated under the Exchange Act); and

(e) The description of the Common Stock contained in Amendment No. 3 to the Company’s Registration Statement on Form S-1/A, filed on September  27, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. The Company’s certificate of incorporation provides for indemnification by the Company of members of its board of directors, members of committees of its board of directors and of other committees of the Company, and its executive officers, and allows the Company to provide indemnification for its other officers and its agents and employees, and those serving another corporation, partnership, joint venture, trust or other enterprise at the request of the Company, in each case to the maximum extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s certificate of incorporation provides for such limitation of liability.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into separate indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain liabilities and expenses, reasonable attorneys’ fees and all other direct or indirect costs, expenses and obligations, including judgments, fines, penalties, interest, appeal bonds, amounts paid in settlement with the approval of the Company, counsel fees and disbursements (including, without limitation, experts’ fees, court costs, retainers, appeal bond premiums, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) and other fees (including, among others, witness fees, travel expenses and fees of private investigators and professional advisors, actually paid or incurred in connection with investigating, prosecuting, defending, being a witness in or participating in any claim relating to any event incurred by a director or executive officer in any action or proceeding related to the fact that such person is or was a director, officer or fiduciary of the Company, or is or was serving on behalf of the Company or at the request of the Company as a director, officer or fiduciary or similar capacity, of another company. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Certificate of Incorporation of FaZe Holdings Inc., dated as of July 19, 2022 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2022).

3.2	Amended and Restated Bylaws of FaZe Holdings Inc., dated as of July 19, 2022 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, filed with the SEC on July 22, 2022).

5.1*	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

23.1*	Consent of Marcum LLP, independent registered public accounting firm of FaZe Clan Inc.

23.2*	Consent of Marcum LLP, independent registered public accounting firm of FaZe Holdings Inc. (f/k/a B. Riley Principal 150 Merger Corp.).

23.3*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

99.1*	FaZe Holdings Inc. 2022 Omnibus Incentive Plan.

99.2*	Form of Non-Employee Director Restricted Stock Award Agreement.

99.3*	Form of Restricted Stock Unit Award Agreement.

99.4*	FaZe Holdings Inc. 2022 Employee Stock Purchase Plan.

99.5*	FaZe Clan Inc. Amended and Restated 2019 Equity Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith.

Item 9.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing the Registration Statement on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, California, on October 5, 2022.

FAZE HOLDINGS INC.

By:	/s/ Lee Trink
	Name:	Lee Trink
	Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

Each of the undersigned officers and directors of FaZe Holdings Inc., a Delaware corporation, hereby constitutes and appoints Lee Trink and Tamara Brandt as his, her or their attorney-in-fact and agent, with full power of substitution and resubstitution, in his, her or their name and on his, her or their behalf, to sign in any and all capacities any and all amendments (including post-effective amendments) and exhibits to this Registration Statement on Form S-8 and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lee Trink Lee Trink	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	October 5, 2022

/s/ Christoph Pachler Christoph Pachler	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 5, 2022

/s/ Andre Fernandez Andre Fernandez	Director	October 5, 2022

/s/ Angela Dalton Angela Dalton	Director	October 5, 2022

/s/ Bruce Gordon Bruce Gordon	Director	October 5, 2022

/s/ Calvin Cordozar Broadus Jr. Calvin “Snoop Dogg” Cordozar Broadus Jr.	Director	October 5, 2022

/s/ Daniel Shribman Daniel Shribman	Director	October 5, 2022

/s/ Mickie Rosen Mickie Rosen	Director	October 5, 2022

/s/ Nick Lewin Nick Lewin	Director	October 5, 2022

Paul Hamilton	Director	October 5, 2022

/s/ Ross Levinsohn Ross Levinsohn	Director	October 5, 2022